UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): September 30, 2014

Ensco plc
(Exact name of registrant as specified in its charter)

England and Wales	1-8097	98-0635229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Chesterfield Gardens
London, England W1J 5BQ
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 44 (0) 20 7659 4660

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01	Other Events
On September 30, 2014, Ensco plc (“Ensco”) and its subsidiary, Pride International, Inc. (“Pride”), entered into a First Amendment (the “Amendment”) to its Fourth Amended and Restated Credit Agreement by and among Ensco, Pride, the lenders and issuing banks from time to time parties thereto and Citibank, N.A., as Administrative Agent (the “Credit Agreement”).
The Amendment amends the Credit Agreement to, among other things, (i) extend the maturity date thereof from May 7, 2018 to September 30, 2019 and (ii) increase the total commitment of the lenders thereunder from $2.0 billion to $2.25 billion.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete document, which is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to Fourth Amended and Restated Credit Agreement dated as of September 30, 2014 by and among Ensco, Pride, the lenders party thereto and Citibank, N.A., as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ensco plc

Date:	October 1, 2014	/s/ BRADY K. LONG Brady K. Long Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to Fourth Amended and Restated Credit Agreement dated as of September 30, 2014 by and among Ensco, Pride, the lenders party thereto and Citibank, N.A., as Administrative Agent.

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